Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan of our report dated March 16, 2023, with respect to the consolidated financial statements of GeneDx Holding Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
April 25, 2023